UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2009
PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (203) 356-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EX-1.1: UNDERWRITING AGREEMENT AND PRICING AGREEMENT
EX-4.1: FORM OF 6.25% NOTE DUE 2019
EX-5.1: OPINION OF GIBSON, DUNN & CRUTCHER LLP

ITEM 8.01. Other Events.
On June 18, 2008, Pitney Bowes Inc. (the “Company”) filed a registration statement on Form S-3 (No. 333-151753) (the “Registration Statement”) with the Securities and Exchange Commission for the registration of the debt securities, preferred stock, preference stock, common stock, purchase contracts, depositary shares, warrants and units of the Company. The Registration Statement and the prospectus contained therein are collectively referred to as the “Prospectus”.
On March 3, 2009, the Company filed a final prospectus supplement, dated March 2, 2009, to the Prospectus, relating to the issuance of $300,000,000 aggregate principal amount of its 6.25% Notes due 2019 (the “Notes”). The form of the global note representing the Notes is filed as Exhibit 4.1 hereto and is incorporated by reference herein.
On March 2, 2009, the Company agreed to sell the Notes pursuant to the Underwriting Agreement, dated as of March 2, 2009 (the “Underwriting Agreement”), and the Pricing Agreement, dated as of March 2, 2009 (the “Pricing Agreement”), by and among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as the representatives for the underwriters listed on Schedule I thereto. Copies of the Underwriting Agreement and the Pricing Agreement are filed as Exhibit 1.1 hereto and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and the Pricing Agreement.
In connection with the issuance of the Notes, Gibson, Dunn & Crutcher LLP, counsel to the Company, has delivered an opinion to the Company, dated March 5, 2009, regarding the legality of the Notes upon issuance and sale thereof on March 5, 2009. A copy of the opinion is attached as Exhibit 5.1 hereto.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
1.1	Underwriting Agreement and Pricing Agreement

4.1	Form of 6.25% Note due 2019

5.1	Opinion of Gibson, Dunn & Crutcher LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITNEY BOWES INC.
By:	/s/ Helen Shan
Name:	Helen Shan
Title:	Vice President and Treasurer

Date: March 5, 2009